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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            _______________________

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported):    May 31, 2001
                                                            ------------



                           THE INTERCEPT GROUP, INC.
                           -------------------------
                           (Exact Name of Registrant
                          as Specified in its Charter)


 Georgia                            01-14213                    58-2237359
--------------------------------------------------------------------------------
(State or Other                   (Commission                (I.R.S. Employer
Jurisdiction of                   File Number)               Identification No.)
Incorporation)



3150 Holcomb Bridge Road, Suite 200, Norcross, Georgia               30071
--------------------------------------------------------------------------------
   (Address of Principal Executive Offices)                        (Zip Code)



      Registrant's telephone number, including area code:  (770) 248-9600
                                                           --------------



                                      N/A
                       -----------------------------
         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events.

         On May 31, 2001, The InterCept Group, Inc. entered into a Loan Agreement with SLMsoft.com, Inc., the owner of approximately 6% of InterCept's common stock, pursuant to which InterCept agreed to lend SLMsoft $12.0 million subject to various terms and conditions. Borrowings under the Loan Agreement bear interest at LIBOR plus 2% and are secured by up to approximately 1.25 million shares of InterCept common stock now held or that may be earned by SLMsoft. The loan matures on December 31, 2002 and requires mandatory prepayments from the proceeds of sales of InterCept common stock by SLMsoft until the loan is repaid in full. In connection with this Loan Agreement, InterCept and SLMsoft modified the terms of a registration rights agreement executed by the parties in January 2001.


Item 6.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits

Item No.            Exhibit List

99.1 Loan agreement between The InterCept Group, Inc. and SLMsoft.com, Inc. dated May 31, 2001.

99.2 Secured Promissory Note by and between InterCept and SLMsoft.com, Inc. dated May 31, 2001.

99.3 Pledge Agreement by and between InterCept and SLMsoft.com, Inc. dated May 31, 2001.

99.4 Amendment No. 1 to Registration Rights Agreement between InterCept and SLMsoft.com, Inc. dated May 31, 2001.

                                       2
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                                 SIGNATURES


  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             THE INTERCEPT GROUP, INC.


                              By: /s/ Scott R. Meyerhoff
                                  ----------------------------
                                  Scott R. Meyerhoff
                                  Chief Financial Officer

Dated:  July 2, 2001

                                       3
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                                 EXHIBIT LIST

Item No.

99.1 Loan agreement between The InterCept Group, Inc. and SLMsoft.com, Inc. dated May 31, 2001.
99.2 Secured Promissory Note by and between InterCept and SLMsoft.com, Inc. dated May 31, 2001.
99.3 Pledge Agreement by and between InterCept and SLMsoft.com, Inc. dated May 31, 2001.
99.4 Amendment No. 1 to Registration Rights Agreement between InterCept and SLMsoft.com, Inc. dated May 31, 2001.